UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2013

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

FS Investment Corporation (the “Company”) reconvened its Annual Meeting of Stockholders (the “Annual Meeting”) on August 26, 2013. The Annual Meeting was initially called to order on June 20, 2013 and reconvened on July 17, 2013 and August 6, 2013. The Annual Meeting was adjourned each time with respect to certain proposals to permit additional time to solicit stockholder votes for such proposals. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 9, 2013 (the “2013 proxy statement”).

On August 26, 2013, the Company adjourned the Annual Meeting with respect to the two proposals yet to be approved by stockholders, Proposal Number 8 and Proposal Number 9, which are discussed in detail in the 2013 proxy statement, in order to permit additional time to solicit stockholder votes for such proposals. The reconvened Annual Meeting will be held on August 28, 2013, at 5:00 p.m., Eastern Time, at Cira Centre, 2929 Arch Street, 21st Floor, Philadelphia, Pennsylvania 19104. Valid proxies submitted prior to the August 26, 2013 Annual Meeting will continue to be valid for this reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the reconvened Annual Meeting. The record date of April 30, 2013 will remain the same for the reconvened Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: August 26, 2013	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer